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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of Earliest Event Reported) December 9, 1998
                                                         ----------------
                               FNB ROCHESTER CORP.
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             (Exact Name of Registrant as Specified in Its Charter)

         New York                          0-13423               16-1231984
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(State or other Jurisdiction of         (Commission            (IRS Employer
 Incorporation or Organization)         File Number)         Identification No.)

                   35 State Street, Rochester, New York 14614
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               (Address of Principal Executive Offices) (Zip Code)

                                 (716) 546-3300
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             (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, If Changed Since Last Report)

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Item 5.  Other Events.
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         On December 9, 1998, FNB Rochester Corp., a New York corporation
("FNB"), entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with M&T Bank Corporation, a New York corporation ("M&T"), and Olympia Financial Corp., a Delaware corporation and a wholly owned subsidiary of M&T ("Olympia"). The Reorganization Agreement is filed as Exhibit
2.1 hereto and is incorporated herein by reference. The Reorganization Agreement provides that FNB will be merged with and into Olympia (the "Merger") pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") set forth as Annex A to the Reorganization Agreement. Immediately following consummation of the Merger, First National Bank of Rochester ("FNB Bank"), a national banking association subsidiary of FNB, will merge with and into Manufacturers and Traders Trust Company ("M&T Bank"), a New York-chartered commercial bank and a subsidiary of M&T.

         Pursuant to the terms of the Merger Agreement, each share of FNB common stock, par value $1.00 per share ("FNB Common Stock") outstanding at the effective time of the Merger (subject to certain exceptions), will be converted into either (i) .06766 of a share of M&T common stock (with cash being paid in lieu of fractional shares) (the "Stock Consideration") or (ii) $33.00 in cash (the "Cash Consideration"). Holders of FNB Common Stock will have the opportunity to elect to receive either the Stock Consideration, the Cash Consideration or a combination thereof with respect to all or part of their shares, subject to the election, allocation and proration procedures set forth in the Merger Agreement, which provide, among other things, that 50% of the total number of shares of FNB Common Stock outstanding shall be converted into Stock Consideration, unless a greater number is necessary to receive a favorable tax opinion with respect to the Merger.

         Consummation of the Merger is subject to various conditions, including the approval of the shareholders of FNB and the receipt of all requisite regulatory approvals.

         Following consummation of the Merger, Messrs. R. Carlos Carballada and Michael J. Falcone will be appointed to the Boards of Directors of M&T and M&T Bank. Apart from R. Carlos Carballada and Michael J. Falcone, those persons who are members of the Board of Directors of FNB as of the consummation of the Merger will be appointed or elected for a period of not less than twenty-four months as members of the M&T Bank's Advisory Board.

         In connection with the Merger Agreement, M&T and FNB entered into a stock option agreement dated as of December 9, 1998 (the "Stock Option Agreement"), pursuant to which FNB granted to M&T an option to purchase, under certain circumstances, up to 721,535 shares of FNB Common Stock at a price, subject to certain adjustments, of $24.00 per share (the "Option"). The Option will become exercisable only upon the occurrence of certain events, none of which has occurred as of the date hereof. The Stock Option Agreement is filed as
Exhibit 10.1 hereto and is incorporated herein by reference.


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         In connection with the Merger, each director of FNB has entered into a voting agreement dated as of December 9, 1998 (the "Voting Agreement"), pursuant to which each director has agreed, among other things, to: (i) vote or cause to be voted all his shares of FNB Common Stock for approval and adoption of the Plan of Merger and (ii) refrain from any transfer or other disposition of shares of FNB Common Stock until FNB's shareholders have voted to approve and adopt the Plan of Merger or the Plan of Merger has been terminated in accordance with the terms of the Reorganization Agreement. The form of Voting Agreement is filed as
Exhibit 99.1 hereto and is incorporated herein by reference.

         The joint press release issued by FNB and M&T with respect to the Merger is filed herewith as Exhibit 99.2.

         The summaries of the Merger Agreement, the Stock Option Agreement and the Voting Agreement are not complete and are qualified in their entirety by reference to the complete texts of such documents filed as exhibits herewith and incorporated herein by reference.

Item 7(c).    Financial Statements and Exhibits.
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Exhibit 2.1           Agreement and Plan of Reorganization, dated as of
                      December 9, 1998, among FNB Rochester Corp., M&T Bank Corporation and Olympia Financial Corp.

Exhibit 10.1 Stock Option Agreement, dated as of December 9, 1998, between FNB Rochester Corp. and M&T Bank Corporation.

Exhibit 99.1          Form of Voting Agreement, dated as of December 9,
                      1998, between each Director of FNB Rochester Corp. and M&T Bank Corporation.

Exhibit 99.2 Press Release issued by M&T Bank Corporation and FNB Rochester Corp. on December 9, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FNB ROCHESTER CORP.

Dated: December 15, 1998        By: /s/ R. Carlos Carballada
                                    --------------------------------------------
                                    Name: R. Carlos Carballada
                                    Title: President and Chief Executive Officer


                                  EXHIBIT INDEX


Exhibit 2.1 Agreement and Plan of Reorganization, dated as of December 9, 1998, among FNB Rochester Corp., M&T Bank Corporation and Olympia Financial Corp.

Exhibit 10.1 Stock Option Agreement, dated as of December 9, 1998, between FNB Rochester Corp. and M&T Bank Corporation.

Exhibit 99.1          Form of Voting Agreement, dated as of December 9,
                      1998, between each Director of FNB Rochester Corp. and M&T Bank Corporation.

Exhibit 99.2 Press Release issued by M&T Bank Corporation and FNB Rochester Corp. on December 9, 1998.